                                                                   EXHIBIT 10.50


                                    AGREEMENT


                                     BETWEEN


         CTI Cyclotron Systems, 810 Innovation Drive, Knoxville, TN 37932,
         U.S.A.

         Hereinafter referred to as "The Client"


                                       AND



         Rotem Industries Ltd, P.O. Box 9046, Beer-Sheva, Israel 84190

         Hereinafter referred to as "Rotem"

         Whereas Rotem produces and supplies O-18 enriched water (Hereinafter referred to as "Water")

         Whereas the client wishes to purchase water from Rotem,

         Whereas the client is interested in ensuring his long term needs of water

         Whereas the client is ready to return the water after using it in the cyclotron to Rotem (Hereinafter referred to as "Used Water") AND

         Whereas Rotem is ready to receive the used water.


         IT IS HEREBY AGREED AS FOLLOWS:



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1.       The preamble to this Agreement is an integral part of the Agreement.

2.       The client hereby orders from Rotem new O-18 water

         3000 grs of water for the year 2000

         4000 grs of water for the year 2001 and

         5000 grs of water for the year 2002


For the years 2001 and 2002 a tolerance of = 10% will be acceptable.

Rotem will deliver each yearly order in agreed upon partial shipments.

3. In addition to the above mentioned deliveries, Rotem will supply additional quantities of recovered new water, as follows:
         (Based on return of used water 2 to 1 ratio)

         1000 grs of water during the year 2000

         1000 grs of water during the year 2001

         2000 grs of water during the year 2002

These additional quantities will be delivered only if the client will return to Rotem no less than

         2000 grs of used water during the year 2000

         2000 grs of used water during the year 2001

         4000 grs of used water during the year 2002

Rotem will deliver the water against the after the receipt of the used water within 60 days after the receipt of the used water by Rotem at a ratio of 1 gr of water against 2 grs of used water.

If higher quantities of used water will be returned, the client will receive higher quantities of additional water at the same ratio.

CTI and Rotem should meet in July of each year to discuss future requirements in addition to the ones specified in Section 2 and 3 and set prices according to
Section 7.

4. It is agreed that the client is purchasing the water for the client's own use only and will only sell product when packaged with the sale of CTI's cyclotrons service contracts and to PET-NET.


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         CTI Inc. will not sell product directly or indirectly to any third parties other than the situation stated above.

         The client agrees not to provide Rotem used water to any commercial manufacturer or processor of used water for reprocessing.

5. The specifications of the water supplied by Rotem are described in Appendix A.

         The specifications for used water returned by the client are described in Appendix B.

         Shipping instructions for used water are described in Appendix C.

6. The undelivered portion of the year 1999 order is included in the client order for the year 2000.

         The price for this portion will be the price indicated in the 1999 order * US$.

7.       Price of water for the year 2000 is $ * per gr plus freight charges

         Price of water for the year 2001 will increase by no more than * % over the year 2000 price, or decrease by no more than * % under the year 2000 price.

         Price of water for the year 2002 will increase by no more than * % over the year 2001 price, or decrease by no more than * % under the year 2001 price.

         If the client receives a bona fide offer for water enriched * % minimum for * grs minimum for any year, after the first year, and if a copy of the offer or contract is provided to Rotem, then Rotem will reduce or increase the price accordingly within the limits of this Section.

         Payment terms are 30 days after issuing the invoice.

8. The client will receive * % discount on orders placed for the year 2000, * % discount on orders placed for the year 2001 and * % discount on orders placed for the year 2002, and is applicable to a three (3) year contract (order) only.

9.       A credit of

         $ * per 1 gr isotope will be issued to the client by Rotem for used water returned in the year 2000.

         This sum will increase or decrease in the years 2001 and 2002 in the same proportion as price of water changes.

         The credit will be deducted from the invoice issued for the additional quantities of water described in Section 3.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.
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10.      This agreement will be effective upon the signing thereof and will be valid until December 31, 2002.

11.      Force majeure

         Neither party shall be liable to the other party for non-performance or delay in performance of any of its obligation under this agreement due to causes reasonably beyond its control including fire, flood, strikes, government regulations and riots.

         Upon occurrence of such a force majeure condition the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any future development immediately. After the cause is removed the affected party shall perform such obligations will all due speed.

12.      Termination

         Any party may terminate this agreement by a written notice in case:

         a. Of a material breach of this agreement of any of the parties, or

         b. If any of the parties is dissolved or ceases operations.



FOR AND ON BEHALF OF

THE CLIENT

/s/ Joseph C. Matteo        3/9/00            /s/ Michael Templin       3/9/00
----------------------------------            ----------------------------------
Joseph C. Matteo                              Michael Templin
Division Director                             Vice President - Finance
RDS Technology


FOR AND ON BEHALF OF

ROTEM INDUSTRIES LTD


        /s/ Dan Peer
----------------------------------

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                                   APPENDIX A

                        GUARANTEED PRODUCT SPECIFICATIONS
                         O-18 ENRICHED NORMALIZED WATER
                       NOMINAL O-18 CONCENTRATION 95 ATOM%

                                             VALUE                              UNITS
Isotopic Composition:
                          O-18           > or =  94.0                          At %
                          O-17           < or =   3.0                          At %
                          O-16           > or =   3.0                          At %

Chemical Composition:
                          H2O            > or =  99.9                          %

                          Ca+2           < or =  1                             mg/lit
                          Mg+2           < or =  2                             mg/lit
                          Na+            < or =  2                             mg/lit
                          K+             < or =  2                             mg/lit
                          Fe+2           < or =  0.1                           mg/lit
                          NH4+           < or =  1                             mg/lit
                          Zn+2           < or =  1                             mg/lit
                          Cu+2           < or =  1                             mg/lit

                          F              < or =  2                             mg/lit
                          Cl             < or =  1                             mg/lit
                          Br             < or =  1                             mg/lit
                          NO3            < or =  1                             mg/lit
                          PO4-3          < or =  1                             mg/lit
                          SO4-2          < or =  1                             mg/lit

                          (*) C          < or =  15                            mg/lit

pH                                       6.7 + or - 0.2
Conductivity                             < or =  5.0                           uS/cm
Pyrogenicity                             < or =  0.25                          EU/ml
Sterility                                Sterile - passed test
Expiration Date                          One year from shipment

(*) Determined as Total Organic Carbons (TOC)


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.
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                   GUARANTEED PRODUCT SPECIFICATIONS (CONT'D)



Appearance:

o        Clear

o        Colorless

o        Free of visible particulate matter



Vial packaging:

o        Nominal sizes 10 and 30 ml vials

o        Type 1 borosilicate glass vials

o        Cray butyl rubber, teflon coated stopper

o        Aluminum crimp seal



Label:

o        Product name and mfg PN #

o        Weight in grams

o        Isotopic enrichment

o        Manufacturer's name and address

o        Lot number

o        Date of manufacture.

                                   APPENDIX B

                         SPECIFICATIONS OF "USED" WATER


1.  Isotopic composition

The "used" water is categorized in 3 enrichment level groups.

80% and higher
60-80%
40 to 60%

2.  Chemical purity

The level of chemicals (anions and cations together) cannot exceed a limit of 300 is/cm2, conductivity measurement.

3.  Organic materials content

The level of total organic materials cannot exceed a limit of 5000 ppm, as determined by a standard total organic carbons (TOC) measurement.

4.  Radioactivity

The level of the total accumulated radioactivity cannot exceed 2 Mbq (50 ici), as determined by a gamma multi-channel spectrum analysis.

5.  Weight (quantity)

Each lot of "used" water must be more than 100 grs minimum and less than 300 grs maximum.


Analysis report will be issued and faxed to the client by Rotem within 10 working days after the receipt of the "used" water.

If Rotem does not receive any objections from the client within 5 days after the receipt of the Rotem analysis report, the results will be considered as accepted by the client.

                                   APPENDIX C

                     SHIPPING INSTRUCTIONS FOR "USED" WATER


According to IATA regulations for dangerous goods (Section 6.2.1) and according to CFR regulations volume 49 section 173.421

1. A package will be considered an excepted package if it contains accumulated activity of all radionuclides presented in the solution of less than 2 Mbq
(50 uci).

2. The radiation level at any point on the external surface of the package should not exceed 5 uSv/h (0.5 mrem/h).

3. The non-fixed radioactive contamination on any external surface of the package should not exceed 0.4 Bq/cm2 (0.01% nci/cm2).

Categorization, labeling and shipper's declaration are NOT required for excepted packages.


PREPARATIONS:

1. Use good quality, septum sealed glass vials to collect and store the used water.

2. Determine the net water weight of each single vial.

3. Wipe each single vial to remove any possible external contamination (use soft tissue with some ethyl alcohol for this purpose).

4. Label each vial, indicating "O-18 enriched water, radioactive".



PACKAGING:

1. Wrap each vial with adequate protecting material (air bubble, plastic, soft paper etc.)

2. Use solid material or hard paper container, to provide mechanical protection to the vials).

3. Use appropriate cardboard box for external shipping packaging.

4. Use standard monitor/detector to determine the external radioactivity of the package in iSv/h (or mrem/h).

5. Employ a standard wipe test, to ensure that the cardboard box is not externally contaminated.

DOCUMENTATION:

Prepare Proforma Invoice specifying the following:

1. Description of goods:  Water Sample
                          HRS No. 2845.90.00.006
                          Not Restricted

2. Quantity: ........ grs.

3. Declared value - US$ * .

4. Sent by: ..................

   Sent to: ..................

5.  Date and signature.

Complete AWB form provided by they local DHL office and enter:

1. All the information appearing in the Proforma Invoice.

2. Dimension of package, weight and number of pieces.

3. Indicate our Account number with DHL - 96 124 7474.

4. Write clown on the package for Consignee complete as follows:

Rotem Industries Ltd
Rotem Industrial Park, Dimona, Israel 84190
Att: Mr. Aharon Levi
Tel: 972-7-6555980
Fax: 972-7-6555984

5. Put two copies of the Proforma Invoice and the original DHL AWB + 2 copies into the pouch that will be provided by local DHL office and attach it to the package.

6. Call DHL to pick up the package and fax copy of the Proforma Invoice and of AWB specifying date of shipment to Rotem.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.